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CHRISTINE HAYER REPASY
SENIOR VICE PRESIDENT AND
GENERAL COUNSEL
DIRECT DIAL: (860) 843-3560
FAX: (860) 843-8665
INTERNET: crepasy@hartfordlife.com

                                                                 [LOGO]
                                                                 [HARTFORD LIFE]



April 10, 2002



Board of Directors
Hart Life Insurance Company
200 Hopmeadow Street
Simsbury, CT  06089

RE:  SEPARATE ACCOUNT TWO ("Separate Account")
     HART LIFE INSURANCE COMPANY ("Company")
     FILE NO.  333-65511

Dear Sir/Madam:

In my capacity as General Counsel of the Company, I have supervised the establishment of the Separate Account by the Board of Directors of the Company as a separate account for assets applicable to Policies offered by the Company pursuant to Connecticut Law. I have participated in the preparation of the registration statement for the Separate Account on Form S-6 under the Securities Act of 1933 with respect to the Policies.

I am of the following opinion:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Policies.

2. The Separate Account is a duly authorized and existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Policies, that portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Policies, when issued as contemplated by the Form S-6 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form S-6 registration statement for the Policies and the Separate Account.

Sincerely,

/s/ Christine Hayer Repasy

Christine Hayer Repasy

                        Hartford Life Insurance Companies
          Law Department, B1E, 200 Hopmeadow Street, Simsbury, CT 06089
                  Mail: P.O. Box 2999, Hartford, CT 06104-2999